APPENDIX D
(CURRENT SCHEDULE OF CUSTODY FEES) -VAT

Transaction Fee:	
DTC & Fed Eligible Items	$9.00/Transaction
Non-DTC & Fed Eligible Items	$22.00/Transaction
Mortgage Backed Securities & Private Placements	$20.00/Transaction
Mortgage Backed Securities & Private Placement Payments	$5.00/Payment
Options	$20.00/Transaction
Repurchase Agreements	$9.00/Transaction
Foreign Securities (depending on country)	$20-350.00/Transaction*
Administrative Domestic Fee	
First $50 million of Market Value	1.50 Basis Points
On Next $50 million of Market Value	1.25 Basis Points
In Excess of $100 million of Market Value	1.00 Basis Points
Monthly Minimum Fee Per Fund Account	$300/Account
Monthly NSCC Settlement (If Applicable)	$16.67/Account
Wire Transfer Fee:	
Outgoing Wires	$15.00/transaction
Physical Check Fee:	
Physical Check	$5.00/check
Funds Transfer Fee:	
To/From DDA & trust account(s)	No Charge
Internet Access:	
Online access to trust account activity	No Charge
Statements	
Standard	No Charge
Online	No Charge

Note: Other fees may be assessed for special handling and miscellaneous services.

	ADMINISTRATION/ SAFEKEEPING FEE (IN BASIS POINTS)*	TRANSACTION FEE (US DOLLARS)*
Argentina	22	70
Australia	6	55
Austria	7	90
Bahrain	77	205
Bangladesh	52	180
Belgium	6	65
Bermuda	12	105
Botswana	42	75
Brazil	32	55
Bulgaria	47	105
Canada	4	28
Chile	27	75
China	27	65
Colombia	52	150
Costa Rica	52	75
Croatia	52	85
Cyprus	12	150
Czech Republic	22	60
Denmark	5	90
Egypt	27	65
Estonia	27	85
Euroclear	4.5	20
Finland	12	65
France	5	70
Germany	4	40
Ghana	42	85
Greece	27	135
Hong Kong	10	85
Hungary	17	50
Iceland	27	140
India	32	155
Indonesia	14	140
Ireland	6	60
Israel	67	60
Italy	6	70
Japan	6	23

	ADMINISTRATION/ SAFEKEEPING FEE (IN BASIS POINTS)*	TRANSACTION FEE (US DOLLARS)*
Jordan	52	150
Kazakhstan	52	155
Kenya	42	75
Latvia	52	130
Lebanon	67	155
Lithuania	52	140
Luxembourg	10	90
Malaysia	14	155
Malta	37	140
Mauritius	62	205
Mexico	14	30
Morocco	52	120
Namibia	47	75
Netherlands	7	25
New Zealand	6	85
Nigeria	42	75
Norway	6	85
Oman	62	205
Pakistan	62	155
Palestine	62	205
Peru	72	130
Philippines	14	135
Poland	52	135
Portugal	32	155
Qatar	62	205
Romania	52	155
Russia	37	155
Singapore	10	95
Slovakia	52	145
Slovenia	52	145
South Africa	6	50
South Korea	12	25
Spain	6	60
Sri Lanka	27	75
Swaziland	47	75
Sweden	6	65

	ADMINISTRATION/ SAFEKEEPING FEE (IN BASIS POINTS)*	TRANSACTION FEE (US DOLLARS)*
Switzerland	6	100
Taiwan	20	155
Thailand	8	55
Trinidad	52	135
Turkey	27	95
Tunisia	52	105
Ukraine	47	305
UAE	47	140
United Kingdom	5	45
Uruguay	52	95
Venezuela	52	180
Vietnam	52	180
Zambia	47	75
Zimbabwe	47	75

*Other Settlement Charges:

FRB	$10.00/Transaction
Mutual Fund Settlement (Domestic)	$35.00/Transaction
Short Term Instruments	$10.00/Transaction
Time Deposits	$10.00/Transaction
Derivatives (Hedges, Futures, Forwards, Swaps)	$30.00/Transaction
Repurchase Agreements	$10.00/Transaction
Commercial Paper	$10.00/Transaction
Vault Transfer (Domestic)	$6.00/Transaction
Physical	$20.00/Transaction
Manual Trade Surcharge	$30.00/Transaction
Repaired Trade Surcharge	$10.00/Transaction
Cancels	$10.00/Transaction
Proxy Announcement – Non U.S.	$12.00/Transaction
Proxy Vote – Non U.S.	$12.00/Transaction
SWIFT message	$1.00/Message

Wires and Payments Charges:

U.S. Wires	$10.00/Transaction
Book Transfers	$6.00/Transaction
Non – U.S. Wire	$30.00/Transaction
FX – 3rd Party	$40.00/Transaction
Cashiers Check	$25.00/Transaction

Miscellaneous Other Charges:

Restricted Securities Processing	$150

- Please note that there is a segregated account charge of $5,000 annual through BBH. This is broken down monthly for a total of $416.67/month additional.

IN WITNESS WHEREOF, each of the parties hereto has caused this Schedule to be duly executed as of the date signed below.

The undersigned acknowledges that (I/we) have received a copy of this document.

VALUED ADVISERS TRUST	THE HUNTINGTON NATIONAL BANK
By: ______________________	By: ______________________
Name: R. Jeffrey Young	Name: Dan Luke
Title: President	Title: Vice President
Date: 3/22/10	Date: 3/23/10